Exhibit 4.44

AMENDMENT TO THE STOCK PURCHASE AGREEMENT

This amendment (the “Amendment”) dated as of December 15, 2015, is entered into by and among Hongkong Cheetah Mobile Technology Limited, a Hong Kong company, with its registered address at Rm 1101, 11/F San Toi Bldg, No.139, Connaught Rd Central Hong Kong (the “Purchaser”); Mr. Vianney Settini and Mr. Guillaume Alabert (the “Founders”), funds managed by Alven Capital Partners and Newfund Management (the “Investors”) and each of the other Persons identified under the heading “Main Sellers” on the signature page hereto (collectively with the Founders and the Investors, the “Main Sellers”); Mr. Djamel Agaoua and Alven Capital Partners solely in their capacity as the Sellers’ Representatives; and MobPartner S.A.S., a société par actions simplifiée organized and existing under the laws of France and with its registered offices at 89-91, avenue Ledru-Rollin, 75011 Paris, France registered with the Commercial Registry under number 484 374 533 R.C.S. Paris (the “Company”).  The Purchaser, the Founders, the Investors, the Main Sellers, the Sellers’ Representatives and the Company shall be referred to, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS a stock purchase agreement was entered into on March 15, 2015 and amended on April 1st, 2015, by and among (i) the Purchaser, (ii) the Founders, (iii) the Investors, (v) each of the other Persons identified under the heading “Main Sellers” on the signature page hereto, (vi) Mr. Djamel Agaoua and Alven Capital Partners solely in their capacity as the Sellers’ Representatives, and (vii) the Company (the “SPA”);

WHEREAS numerous discussions and correspondence regarding the Conditional Deferred Payments occurred between the Sellers’ Representatives and the Purchaser, the Parties decided to amend certain terms of the SPA as set forth herein.

IT IS AGREED AS FOLLOWS:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the SPA.

ARTICLE II

FINAL PAYMENT

Section 2.1                         Final Payment.  For and in consideration of the provisions and mutual releases contained herein, and as final settlement of the discussions relating to the Conditional Deferred Payments, as well as of any potential claims relating to the amount due by the Purchaser in connection with such Conditional Deferred Payments, Purchaser shall pay or cause to be paid to, Main Sellers an aggregate amount equal to US$ 1,500,000 (the “Final Payment”) to be allocated among Main Sellers as set forth in Exhibit II herein.

For the avoidance of doubt, each Main Seller hereby irrevocably (i) agrees with such Final Payment, (ii) acknowledges that such Final Payment supersedes and replaces all Conditional Deferred Payments originally provided for in the SPA, and therefore (iii) waives any contractual or legal right such Main Seller may have had relating to the Conditional Deferred Payments originally provided for in the SPA.

Section 2.2                         Payment of the Final Payment shall be made on the date hereof by wire transfer of immediately available funds to the bank account of each Main Seller set forth in Exhibit II.

Section 2.3                         The Parties agree that the present Amendment irrevocably replaces the Conditional Deferred Payments mechanism set forth in Section 1.5 of the SPA in its entirety.

ARTICLE III

MISCELLANEOUS

Section 3.1                         Effectiveness.  This Amendment shall become effective immediately upon its execution by the Parties.

Section 3.2                         Continuing Effect.  This Amendment shall not constitute an amendment or waiver of any provision of the SPA not expressly referred to herein and, except as expressly modified hereby, the terms, conditions and provisions of the SPA are and shall remain in full force and effect.

Section 3.3                         Governing Law and Dispute Resolution.  Section 11.6 (Governing Law) and Section 11.7 (Dispute Resolution; Submission to Jurisdiction for Injunctive Relief) of the Sale and Purchase Agreement shall also apply mutatis mutandis to this Amendment.

[Signatures are included on the following page.]

IN WITNESS WHEREOF, Purchaser, the Sellers’ Representatives and the Main Sellers have executed this Amendment or caused this Amendment to be executed by their respective officers thereby duly authorized as of the date first written above.

PURCHASER

HONGKONG CHEETAH MOBILE TECHNOLOGY LIMITED

By:	/s/ Sheng Fu
	Name:	Sheng Fu
	Title:	Authorized Representative

COMPANY

MOBPARTNER S.A.S.

By:	/s/ Djamel Agaoua
	Name:	Djamel Agaoua
	Title:	Président

SELLERS’ REPRESENTATIVES

By:	/s/ Djamel Agaoua
	Name:	Djamel Agaoua

By:	/s/ Jeremy Uzan
	Name:	Alven Capital Partners, represented by Jeremy Uzan
	Title:	Attorney-in-fact

Signature Page to Amendment to Stock Purchase Agreement

MAIN SELLERS

By:	/s/ Vianney Settini
	Name:	Vianney Settini
	Address:	10 rue Monge — 75005 Paris, France
	E-mail:	vianney.settini@gmail.com

By:	/s/ Guillaume Alabert
	Name:	Guillaume Alabert
	Address:	3 rue Valette — 75005 Paris, France
	E-mail:	guillaume@mobpartner.com

By:	/s/ Djamel Agaoua
	Name:	Djamel Agaoua
	Address:	French residence: 58 allee des Romarins —
Port d’Alon — 83270 Saint-Cyr-sur-Mer, France
US residence: 231 Princeton Avenue, Mill Valley,
CA 94941, USA
	E-mail:	djamel.agaoua@mobpartner.com

By:	/s/ Jeremy Uzan
	Name:	FCPR Alven Capital III, represented by Alven
Capital Partners, itself represented by Jeremy Uzan
	Title:	Attorney-in-fact
	Address:	1 place Andre Malraux — 75001 Paris, France
	E-mail:	uzan@alvencapital.com

By:	/s/ Charles-Antoine Morand
	Name:	FPCI NewFund 1, represented by Newfund
Management, itself represented by Charles-Antoine
Morand
Title: Attorney-in-fact
E-mail Address: morand@newfund.fr

By:	/s/ Charles-Antoine Morand
	Name:	Charles-Antoine Morand
	Address:	3 rue des Vignes — 75016 Paris
	E-mail:	morand@newfund.fr

By:	/s/ OM Invest
	Name:	OM Invest
	Address:	Chemin des Fourches — 13124 Peypin, France

Exhibit II — Allocation between Main Sellers

Earn Out Dec 15	Landing currency	Amount
Mr Vianney Settini	USD	$429,774.12
Mr Guillaume Alabert	USD	$429,774.12
Alven Capital	USD	$306,780.86
Newfund	USD	$152,465.59
Mr Djamel Agaoua	USD	$66,931.67
OM Invest	USD	$22,004.17
C A Morand	EUR	$910.91
MOBPARTNER SAS	USD	$91,358.56
Total		$1,500,000.00